Exhibit 99.1
Dana Holding Corporation Reports First-Quarter Results
•	Achieved another strong quarter with adjusted EBITDA of $108 million on revenues of $1.5 billion — significantly better than same period one year ago

•	Delivered free cash flow of $34 million, a $238 million increase over 2009

•	Improved strong cash position to more than $1 billion

•	Completed sale of substantially all of Structures business

•	Announced plans for joint venture with Bosch Rexroth to produce advanced drive transmissions for global off-highway market
MAUMEE, Ohio — April 29, 2010 — Dana Holding Corporation (NYSE: DAN) today announced its first-quarter 2010 results.
First-quarter adjusted EBITDA was $108 million, a significant improvement over $16 million reported for the first three months of 2009. In the first quarter of 2010, Dana narrowed its net loss to $31 million, compared with a net loss of $157 million for the same period one year ago. Sales for the period were $1,508 million, which compares with $1,216 million for the first quarter of 2009.
During the first quarter, total cash improved by $79 million to $1,026 million, and total debt was reduced by $62 million to $941 million. As a consequence, cash exceeded debt by $85 million at March 31, 2010. Total liquidity improved by $133 million from the fourth quarter of 2009 to $1,261 million.
Driven by restructuring efforts, first-quarter margins were significantly improved over 2009, with first-quarter 2010 adjusted EBITDA margin of 7.2 percent, compared with 1.3 percent one year ago. Cost savings of more than $50 million, including reductions in conversion and material costs, contributed substantially to the improvement. In addition, free cash flow of $34 million represented a $238 million increase over the same period one year ago.
“One year ago, we were wrestling with the effects of a global recession and the resulting downturn in our global markets,” said Dana President and Chief Executive Officer Jim Sweetnam. “Today, we believe the worst is behind us. And, building upon the hard work and achievements of our global team, we continue to improve our fundamentals and position Dana to create profitable and sustainable market share growth in 2010 and beyond.”
Dana Closes on Sale of Majority of Structures Business
On March 8, Dana closed on the sale of the majority of its global Structures business to Metalsa, S.A. de C.V. for an aggregate purchase price of approximately $147 million. The closing completed the sale to Metalsa of Structures operations in the U.S., Brazil, Canada, Australia, and Argentina, and a U.K. joint venture, with the sale of Dana’s Structures facility in Venezuela anticipated to conclude later this year.

Dana and Bosch Rexroth Announce Plans for Joint Venture
Earlier this month, Dana and Bosch Rexroth announced plans to form a 50-50 joint venture to co-develop and manufacture advanced drive transmissions for the off-highway market. Benefiting from Dana’s expertise in off-highway transmission engineering and manufacturing, and Bosch Rexroth’s deep experience in hydraulics and systems, the planned joint venture company is expected to operate in Arco, Italy. Dana and Bosch Rexroth will contribute staff, intellectual property, and capital to the new joint-venture company, which will engineer, manufacture, and market hydro-mechanical variable powersplit transmission systems (HVT) for the global off-highway markets. These advanced transmission systems will be focused on meeting customer needs for improved fuel economy, productivity, emissions, and maneuverability.
Dana to Host First-Quarter Conference Call at 10:30 a.m. Today
Dana will discuss its first-quarter results in a conference call at 10:30 a.m. EDT today. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is only available online via a link provided on the Dana Investor Web site. To dial into the conference call, domestic locations should call 1-888-311-4590 (Conference I.D. # 69029601). International locations should call 1-706-758-0054 (Conference I.D. # 69029601). Please ask for the Dana Holding Corporation Financial Webcast and Conference Call. Phone registration will be available beginning at 10 a.m. EDT. An audio recording of the call will be available after 5 p.m. To access this recording, please dial 1-800-642-1687 (U.S. or Canada) or 1-706-645-9291 (international) and enter Conference I.D. # 69029601. A webcast replay will also be available after 5 p.m. today, and may be accessed via the Dana Investor Web site.
Non-GAAP Measures
This release refers to adjusted EBITDA, which we’ve defined to be earnings before interest, taxes, depreciation, amortization, non-cash equity grant expense, restructuring expense, and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairement, etc). Adjusted EBITDA is a non-GAAP financial measure, and the measure currently being used by Dana as the primary measure of its operating segment performance. The most significant impact to Dana’s ongoing results of operations as a result of applying fresh start accounting following our emergence from bankruptcy was higher depreciation and amortization.
By using adjusted EBITDA, which is a performance measure that excludes depreciation and amortization, the comparability of results was enhanced. Management also believes that adjusted EBITDA is an important measure since the financial covenants of our primary debt agreements are adjusted EBITDA-based, and our management incentive performance programs are based, in part, on adjusted EBITDA. Because it is a non-GAAP measure, adjusted EBITDA should not be considered a substitute for net income (loss) or other reported results prepared in accordance with GAAP. The financial information accompanying this release provides a reconciliation of adjusted EBITDA for the periods presented to the reported income (loss) before income taxes, which is a GAAP measure.

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Forward-Looking Statements
Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.
About Dana Holding Corporation
Dana is a world leader in the supply of axles; driveshafts; and sealing and thermal-management products; as well as genuine service parts. The company’s customer base includes virtually every major vehicle manufacturer in the global automotive, commercial vehicle, and off-highway markets. Based in Maumee, Ohio, the company employs approximately 21,500 people in 26 countries and reported 2009 sales of $5.2 billion. For more information, please visit: www.dana.com.

Investor Contact	Media Contact
Lillian Etzkorn: 419.887.5160	Chuck Hartlage: 419.887.5123

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DANA HOLDING CORPORATION
Consolidated Statement of Operations (Unaudited)
For the Three Months Ended March 31, 2010 and 2009
(In millions except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
Net sales	$1,508	$1,216
Costs and expenses
Cost of sales	1,368	1,228
Selling, general and administrative expenses	102	80
Amortization of intangibles	15	17
Restructuring charges, net	19	50
Other income (expense), net	(13)	29

Loss before interest, reorganization items and income taxes	(9)	(130)
Interest expense	26	35
Reorganization items		1

Loss before income taxes	(35)	(166)
Income tax benefit	3	9
Equity in earnings of affiliates	2	(3)

Net loss	(30)	(160)
Less: Noncontrolling interests net income (loss)	1	(3)

Net loss attributable to the parent company	(31)	(157)
Preferred stock dividend requirements	8	8

Net loss available to common stockholders	$(39)	$(165)

Net loss per share available to parent company stockholders:
Basic	$(0.28)	$(1.64)
Diluted	$(0.28)	$(1.64)
Average common shares outstanding
Basic	140	100
Diluted	140	100

DANA HOLDING CORPORATION
Consolidated Balance Sheet (Unaudited)
As of March 31, 2010 and December 31, 2009
(In millions except share and per share amounts)

	March 31,	December 31,
	2010	2009
Assets
Current assets
Cash and cash equivalents	$1,026	$947
Accounts receivable
Trade, less allowance for doubtful accounts of $15 in 2010 and $18 in 2009	843	728
Other	155	141
Inventories
Raw materials	281	300
Work in process and finished goods	335	308
Other current assets	62	59
Current assets held for sale	8	99

Total current assets	2,710	2,582
Goodwill	105	111
Intangibles	410	438
Investments and other assets	238	233
Investments in affiliates	113	112
Property, plant and equipment, net	1,411	1,484
Noncurrent assets held for sale	3	104

Total assets	$4,990	$5,064

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$43	$34
Accounts payable	716	601
Accrued payroll and employee benefits	111	103
Accrued restructuring costs	27	29
Taxes on income	45	40
Other accrued liabilities	291	270
Current liabilities held for sale	3	79

Total current liabilities	1,236	1,156
Long-term debt	898	969
Deferred employee benefits and other noncurrent liabilities	1,133	1,160
Commitments and contingencies

Total liabilities	3,267	3,285
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized
Series A, $0.01 par value, 2,500,000 issued and outstanding	242	242
Series B, $0.01 par value, 5,400,000 issued and outstanding	529	529
Common stock, $.01 par value, 450,000,000 authorized, 139,934,442 issued and outstanding	1	1
Additional paid-in capital	2,583	2,580
Accumulated deficit	(1,208)	(1,169)
Treasury stock, at cost	(1)
Accumulated other comprehensive loss	(524)	(504)

Total parent company stockholders’ equity	1,622	1,679
Noncontrolling interests	101	100

Total equity	1,723	1,779

Total liabilities and equity	$4,990	$5,064

DANA HOLDING CORPORATION
Consolidated Statement of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2010 and 2009
(In millions)

	Three Months Ended
	March 31,
	2010	2009
Cash flows — operating activities
Net loss	$(30)	$(160)
Depreciation	62	73
Amortization of intangibles	19	21
Amortization of deferred financing charges and original issue discount	8	7
Loss on sale of business	5
Loss on extinguishment of debt	4
Deferred income taxes	(11)	(13)
Pension expense in excess of (less than) contributions	5	(1)
Change in working capital	(21)	(112)
Other, net	4	11

Net cash flows provided by (used in) operating activities (1)	45	(174)

Cash flows — investing activities
Purchases of property, plant and equipment (1)	(11)	(30)
Proceeds from sale of businesses and assets	113
Other	1

Net cash flows provided by (used in) investing activities	103	(30)

Cash flows — financing activities
Net change in short-term debt	9	(24)
Advance received on corporate facility sale		11
Proceeds from long-term debt	1
Repayment of long-term debt	(78)	(3)
Dividends paid to noncontrolling interests	(1)
Other	(1)	2

Net cash flows used in financing activities	(70)	(14)

Net increase (decrease) in cash and cash equivalents	78	(218)
Cash and cash equivalents — beginning of period	947	777
Effect of exchange rate changes on cash balances	1	(10)

Cash and cash equivalents — end of period	$1,026	$549

(1)	Free cash flow of $34 in 2010 and ($204) in 2009 is the sum of net cash provided by (used in) operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION
Segment Sales and Adjusted EBITDA (Unaudited)
For the Three Months Ended March 31, 2010 and 2009
(In millions)

	Three Months Ended
	March 31,
	2010	2009
Sales
Light Vehicle Driveline	$577	$417
Power Technologies	228	156
Commercial Vehicle	302	264
Off-Highway	257	262
Structures	144	117

Total Sales	$1,508	$1,216

Adjusted EBITDA
Light Vehicle Driveline	$44	$(8)
Power Technologies	27	(1)
Commercial Vehicle	22	6
Off-Highway	21	11
Structures	11	9

Segment EBITDA	125	17
Shared services and administrative	(5)	(5)
Other income, net	(6)	(1)
Foreign exchange not in segments	(6)	5

Adjusted EBITDA	$108	$16

DANA HOLDING CORPORATION
Reconciliation of Segment and Adjusted EBITDA to
Loss Before Income Taxes (Unaudited)
For the Three Months Ended March 31, 2010 and 2009
(In millions)

	Three Months Ended
	March 31,
	2010	2009
Segment EBITDA	$125	$17
Shared services and administrative	(5)	(5)
Other income, net	(6)	(1)
Foreign exchange not in segments	(6)	5

Adjusted EBITDA	108	16
Depreciation	(62)	(73)
Amortization	(19)	(21)
Restructuring	(19)	(50)
Reorganization items, net		(1)
Loss on extinguishment of debt	(4)
Loss on sale of assets, net	(5)	(1)
Stock compensation expense	(2)	(2)
Foreign exchange on intercompany loans, Venezuelan currency devaluation and market value adjustments on forwards	(12)	(5)
Interest expense	(26)	(35)
Interest income	6	6

Loss before income taxes	$(35)	$(166)